UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2008
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)

0-20784
(Commission File Number)

Delaware	77-0156584
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3408 Garrett Drive
Santa Clara, California 95054-2803
(Address of principal executive offices, with zip code)
(408) 764-8808
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On April 11, 2008, Trident Microsystems, Inc. (the “Company”) filed with the Securities and Exchange Commission a Proxy Statement dated April 11, 2008 (the “Proxy Statement”), relating to the special meeting of stockholders of the Company to be held on May 16, 2008 at 10:00 a.m. local time. On page 16 of the Proxy Statement, the Company disclosed information as required by the rules and regulations of the Securities and Exchange Commission, concerning outstanding options and shares under the equity incentive plans maintained by the Company as of June 30, 2007. The total number of shares to be issued upon exercise of outstanding options, warrants and rights as of June 30, 2007, excluding the 3,518,855  options the Company assumed in connection with its acquisition of Trident Technologies, Inc. (“TTI”), should be 6,283,301.
     In addition, as of December 31, 2007, the Company had 8,602,233 total options outstanding under all of its equity plans, including options assumed in connection with its acquisition of TTI, at a weighted average exercise price of $8.63. These options had a weighted average time to expire, as of December 31, 2007, of 7.3 years. As of December 31, 2007, the Company also had outstanding an aggregate of 926,810 awards of restricted stock and grants for restricted stock units. A total of 1,462,588 shares remained available for grant under all equity plans maintained by the Company as of December 31, 2007, consisting of 19,598 shares available for grant under the Company’s 2002 Stock Option Plan and 1,442,990 shares available for grant under its 2006 Equity Incentive Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 15, 2008

TRIDENT MICROSYSTEMS, INC.

/s/ David L. Teichmann David L. Teichmann, Senior Vice President, General Counsel & Corporate Secretary

3